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                                                                    EXHIBIT 11.1

                                OLYMPIC FINANCIAL LTD.
                          COMPUTATION OF EARNINGS PER SHARE
                                (DOLLARS IN THOUSANDS)

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                                                                         THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                   -------------------------------
PRIMARY:                                                                1996             1995
                                                                   --------------   --------------
Income before extraordinary item and preferred dividends . . .      $     11,078     $      3,462
Less preferred dividends . . . . . . . . . . . . . . . . . . .             (444)            (565)
                                                                   --------------   --------------
Net income before extraordinary item applicable to common
  stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .            10,634            2,897
Less extraordinary item. . . . . . . . . . . . . . . . . . . .              ----          (3,344)
                                                                   --------------   --------------
  Net income (loss) applicable to common stock . . . . . . . .      $     10,634     $      (447)
                                                                   --------------   --------------
                                                                   --------------   --------------

Weighted average number of commons shares outstanding. . . . .        23,138,424       10,035,675
Net effect of assumed exercise of stock options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . . .         2,603,248        2,469,697
                                                                   --------------   --------------
  Weighted average primary shares. . . . . . . . . . . . . . .        25,741,672       12,505,372
                                                                   --------------   --------------
                                                                   --------------   --------------

Net income per common share before extraordinary item. . . . .      $       0.41     $       0.23
Extraordinary item per common share. . . . . . . . . . . . . .              ----           (0.27)
                                                                   --------------   --------------
  Net income (loss) per common share . . . . . . . . . . . . .      $       0.41     $     (0.04)
                                                                   --------------   --------------
                                                                   --------------   --------------

FULLY DILUTED:
Income before extraordinary item and preferred dividends . . .      $     11,078     $      3,462
Less extraordinary item. . . . . . . . . . . . . . . . . . . .              ----          (3,344)
                                                                   --------------   --------------
  Net income, as adjusted. . . . . . . . . . . . . . . . . . .      $     11,078     $        118
                                                                   --------------   --------------
                                                                   --------------   --------------

Weighted average number of common shares outstanding . . . . .        23,138,424       10,035,675
Net effect of assumed exercise of stock options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . . .         2,933,625        2,886,892
Net effect of assumed conversion of 8% Cumulative
  Convertible Exchangeable Preferred stock . . . . . . . . . .         4,146,280        5,263,398
                                                                   --------------   --------------
  Weighted average fully diluted shares. . . . . . . . . . . .        30,218,329       18,185,965
                                                                   --------------   --------------
                                                                   --------------   --------------

Net income per common share before extraordinary item. . . . .      $       0.37     $       0.19
Extraordinary item per common share. . . . . . . . . . . . . .              ----           (0.18)
                                                                   --------------   --------------
  Net income per common share. . . . . . . . . . . . . . . . .      $       0.37     $       0.01
                                                                   --------------   --------------
                                                                   --------------   --------------

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